                           SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_] Confidential, For Use of the
                                           Commission Only
                                           (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) on Section
    240.14a-12

                         DYNAMICS RESEARCH CORPORATION
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

    [X] No fee required.

    [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------

    (2)Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------

    (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------

    (4)Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------

    (5)Total fee paid:
-------------------------------------------------------------------------------

    [_] Fee paid previously with preliminary materials.
-------------------------------------------------------------------------------

    [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or schedule and the date of its filing.

    (1)Amount Previously Paid:
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    (2)Form, Schedule or Registration Statement No.:
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    (4)Date Filed:
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

                         DYNAMICS RESEARCH CORPORATION
                               60 Frontage Road
                         Andover, Massachusetts 01810

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held April 25, 2000

                               ----------------

To the Stockholders:

The Annual Meeting of the stockholders of Dynamics Research Corporation will be held at 3:30 p.m. on Tuesday, April 25, 2000 on the 33rd Floor of the State Street Bank and Trust Building, 225 Franklin Street, Boston, Massachusetts, for the following purposes:

   1. To fix the number of directors for the ensuing year and to elect the Class I Directors,

   2. To amend the provisions of the company's Articles of Organization relating to preferred stock.

   3. To consider and act upon such other matters as may properly come before the meeting.

Only stockholders of record at the close of business on March 10, 2000 will be entitled to receive notice of and to vote at the meeting.

                                          By order of the Board of Directors,

                                          Alan R. Cormier
                                          Clerk

March 28, 2000

                               ----------------


                                   IMPORTANT

 All stockholders are urged to complete and mail the enclosed proxy promptly whether or not you plan to attend the meeting in person. The enclosed envelope requires no postage if mailed in the U.S.A. or Canada. Stockholders attending the meeting may revoke their proxies and personally vote on all matters which are considered. It is important that your shares be voted.

                         DYNAMICS RESEARCH CORPORATION
                               60 Frontage Road
                         Andover, Massachusetts 01810

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 25, 2000

                               ----------------

                                    GENERAL

  The accompanying proxy is solicited by the Board of Directors of Dynamics Research Corporation (the "company") to be voted at the 2000 Annual Meeting of Stockholders to be held on April 25, 2000.

  Shares represented by proxies in the accompanying form, if properly executed and returned and not revoked, will be voted at the Annual Meeting. To be voted, proxies must be filed with the Clerk prior to voting. Proxies will be voted as specified by the stockholders. If no specification is made, the proxy will be voted for the election of the Class I directors and voted in favor of the proposal set forth in the Notice of Meeting. A proxy may only be revoked by written revocation received by the Clerk of the company prior to the exercise thereof.

  Stockholders of record at the close of business on March 10, 2000 are entitled to notice of and to vote at the Annual Meeting. There were 7,528,724 shares of Common Stock, $.10 par value per share, outstanding as of that date, each entitled to one vote.

  This proxy statement and the enclosed proxy are being mailed to stockholders on or about the date of the Notice of Annual Meeting.

  The cost of solicitation of proxies will be borne by the company. Employees of the company may also solicit proxies by mail, telephone or personal interview.

                              QUORUM REQUIREMENT

  Consistent with state law and under the company's by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the company to act as election inspectors for the meeting.

  If a quorum is present, the two nominees for election as Class I directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors will be elected directors.

  The affirmative vote of the holders of shares representing a majority of the shares of Common Stock issued and outstanding on the record date is required for the approval of the amendment of the Articles or Organization.

  The election inspectors will count the total number of votes cast "for" approval of Items 1 and 2 for purposes of determining whether sufficient votes have been cast. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners and (ii) the broker or nominee does not have the discretionary authority to vote on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining a quorum, but neither abstentions nor broker non-votes have any effect on the outcome on voting on the matter.

                            PRINCIPAL STOCKHOLDERS

Common Stock Ownership of Certain Beneficial Owners and Management

  The following table shows the beneficial ownership of the Common Stock of the company as of March 10, 2000 by persons or groups known to the company to be the beneficial owner of more that 5% of its outstanding common stock, based on filings with the Securities and Exchange Commission, each director, each executive officer listed in the Summary Compensation Table below and all directors and executive officers as a group. Except as otherwise indicated, the beneficial owners listed below have sole investment and voting power with respect to their shares.

                                                 Amount and Nature of Percent
      Name and Address of Beneficial Owner       Beneficial Ownership of Class
      ------------------------------------       -------------------- --------
John S. Anderegg, Jr............................        808,798(1)      10.7
  c/o Dynamics Research Corporation
  60 Frontage Road
  Andover, MA 01810
James P. Regan..................................         50,000(2)         *
  c/o Dynamics Research Corporation
  60 Frontage Road
  Andover, MA 01810
Francis J. Aguilar..............................         33,571(3)         *
Martin V. Joyce, Jr.............................         10,133(4)         *
Kenneth F. Kames................................          7,133(5)         *
James P. Mullins................................         17,893(6)         *
John L. Wilkinson...............................         17,567(7)         *
Chester Ju......................................        135,534(8)       1.8
DFA Investment Dimensions Group, Inc. ..........        612,238(9)       8.1
  c/o Dimensional Fund Advisors, Inc.
  1299 Ocean Avenue--11th Floor
  Santa Monica, CA 90401
All directors and executive officers as a group
 (8 persons)....................................      1,080,629(10)     14.4

--------
 * Less than 1% of the outstanding shares of Common Stock.

 (1) Includes 58,300 shares held by Mr. Anderegg as custodian for his children, 84,902 shares held in the estate of his deceased spouse, of which Mr. Anderegg is executor, and 8,720 shares held by his current spouse, as to all of which he disclaims beneficial ownership.
 (2) Includes an option to purchase 50,000 shares, which are currently exercisable or will be exercisable within 60 days of March 10, 2000.
 (3) Includes 11,659 shares held in a pension plan over which Dr. Aguilar has sole voting and investment power. Includes options to purchase 10,253 shares, which are currently exercisable or will be exercisable within 60 days of March 10, 2000.
 (4) Includes options to purchase 5,133 shares, which are currently exercisable or will be exercisable within 60 days of March 10, 2000.
 (5) Includes options to purchase 5,133 shares, which are currently exercisable or will be exercisable within 60 days of March 10, 2000.
 (6) Includes options to purchase 10,253 shares, which are currently exercisable or will be exercisable within 60 days of March 10, 2000.
 (7) Includes options to purchase 11,920 shares, which are currently exercisable or will be exercisable within 60 days of March 10, 2000.
 (8) ncludes options to purchase 83,933 shares, which are currently exercisable or will be exercisable within 60 days of March 10, 2000.
 (9) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 612,238 shares, all of which shares are owned by investment companies and their investment vehicles for which Dimensional serves as investment advisor and investment manager. Dimensional disclaims beneficial ownership of all such shares.
(10) Includes options to purchase 176,625 shares, which are currently exercisable or will be exercisable within 60 days of March 10, 2000.

                                  Proposal 1

                             ELECTION OF DIRECTORS

  Under Massachusetts law, the Board of Directors of the company is classified into three classes, as nearly equal in number as possible, having staggered terms of three years each with the term of office of one class expiring each year. The enclosed proxy will be voted to fix the number of directors at six and to elect the persons named below, unless otherwise instructed, as the Class I directors for terms of three years expiring at the 2003 Annual Meeting of Stockholders or until their respective successors are elected and qualified. If either nominee should become unavailable, proxies will be voted for a substitute nominee designated by the Board of Directors or to fix the number of directors at a lesser number, unless instructions are given to the contrary. The current Board has no reason to expect that the nominees will become unavailable to serve.

                                                                     Year First
                                                                      Elected
 Name                      Age         Principal Occupation          A Director
 ----                      ---         --------------------          ----------

      Nominees for Election as Class I Directors--Terms Expiring in 2003


 Martin V. Joyce, Jr....... 53 Vice President, A.T. Kearney, Inc.,      1997
                               a consulting firm.

 General James P. Mullins.. 71 Executive Consultant                     1991
  (U.S.A.F., retired)

             Continuing Class II Directors--Terms Expiring in 2001
 Francis J. Aguilar........ 67 Professor of Business                    1987
                               Administration, Emeritus,
                                Harvard University Graduate School
                               of Business   Administration
                               Education Alliance
                                Executive Director of Management

 John S. Anderegg, Jr...... 76 Chairman of the company                  1955

            Continuing Class III Directors--Terms Expiring in 2002
 Kenneth F. Kames.......... 65 Retired Vice President, New              1997
                               Business Development,
                                The Gillette Company

 James P. Regan............ 59 President and Chief Executive            1999
                               Officer of the company,  President
                               and Chief Executive Officer of
                               CVSI, Inc.  from 1997 to October
                               1999, and senior vice president  of
                               Litton PRC from 1993 to 1996

  The principal occupation of the above nominees and continuing directors is that set forth above for the past five years.

  Mr. Joyce, Mr. Kames and Mr. Regan were elected directors by the Board.

  Dr. Aguilar is also a director of Bowater, Inc. and Burr-Brown Corporation. Mr. Anderegg is a director of Ivy Funds and Burr-Brown Corporation.

Board Meetings and Committees

  The Board of Directors held eleven meetings during 1999.

  The Audit Committee, consisting of Mr. Kames and General Mullins in 1999, reviews with the independent auditors the financial statements and reports issued by the company, reviews the company's internal accounting procedures, controls and programs and makes recommendations to the Board of Directors on the engagement of the independent auditors. The Audit Committee held two meetings during 1999. In February 2000, Mr. Joyce was elected to the Audit Committee.

  The Compensation Committee, consisting of Dr. Aguilar and Mr. Joyce, administers the 1993 Equity Incentive Plan and the 2000 Incentive Plan, including the granting of options and other awards under the plans, reviews the compensation policies of the company and approves the compensation of the officers. The Compensation Committee held one meeting during 1999.

  The company does not have a standing nominating committee.

  In 1999, all directors except Mr. Regan attended at least 75% of the meetings of the Board and of the Committees on which they served. Mr. Regan attended at least 75% of the meetings of the Board following his election to the Board in November 1999.

                                  Proposal 2

                     AMENDMENT OF ARTICLES OF ORGANIZATION

  The Board of Directors has unanimously approved an amendment to the company's Articles of Organization to remove the restriction that limits to ten (10) the number of votes per share of preferred stock. If this amendment is approved by stockholders, Article 4, Section c. of the company's Articles will be amended to remove this restriction.

  Massachusetts law has been amended since the company's preferred stock provisions were originally adopted to clarify that limitations on the number of votes per share are not legally necessary. Eliminating this restriction will provide the company the flexibility for acquisitions and financings currently permitted by Massachusetts law. The company has no immediate plans, agreements or understandings to issue any shares of preferred stock for any purpose. It should also be noted that the company's ability to issue preferred stock with multiple votes is restricted by the requirements of the NASDAQ Stock Market.

  The company does not intend to issue any preferred stock except on terms that it considers to be in the best interests of the company and its stockholders. However, issuance of preferred stock with more than ten (10) votes per share might have a dilutive effect on the voting power of existing holders of common stock. As a result, it might allow the Board of Directors to discourage or make more difficult a hostile business combination with the company.

  The affirmative vote of a majority of the holders of shares representing a majority of the shares of Common Stock of the company issued and outstanding on the record date is required for the approval of the proposed amendment.

  The Board of Directors unanimously recommends a vote FOR the proposed amendment.

                       COMPENSATION AND RELATED MATTERS

Compensation of Directors

  Directors who are not employees of the company receive an annual fee of $20,000. No additional compensation is paid to those directors who serve on a committee of the Board of Directors.

  The company has a Deferred Compensation Plan under which non-employee directors may elect to defer their directors' fees. Amounts deferred for each participant are credited to a separate account, and interest at the lowest rate at which the company borrowed money during each quarter or, if there was no such borrowing, at the prime rate, is credited to such account quarterly. The balance in a participant's account is payable in a lump sum or in installments when the participant ceases to be a director. Dr. Aguilar deferred his 1999 director fees.

  Under the 1995 Stock Option Plan for Non-Employee Directors, each director who is not an employee of the company is granted an initial grant of an option to purchase 5,000 shares of common stock and an annual grant of an option to purchase 1,000 shares, each at an exercise price equal to fair market value on the date of grant. All options granted under this plan become exercisable in three equal installments on each of the first, second and third anniversaries of the date of grant.

Executive Compensation

                          Summary Compensation Table

  The following table summarizes the compensation earned by the President and Chief Executive Officer and each of the company's other executive officers who earned salary and bonus in excess of $100,000 for the year ended December 31, 1999 (the "named executive officers") for services rendered during 1999, 1998, and 1997.

                                                           Long Term
                                  Annual Compensation     Compensation
                              --------------------------- ------------
                                             Other Annual    Shares     All Other
        Name and              Salary  Bonus  Compensation  Underlying  Compensation
   Principal Position    Year   ($)    ($)      ($)(1)    Options (#)     ($)(2)
   ------------------    ---- ------- ------ ------------ ------------ ------------
Albert Rand............. 1999 300,000 40,000    67,923                    2,400
 President & C.E.O.(3)   1998 300,000           50,942                    2,400
                         1997 260,000 40,000                              2,375

James P. Regan.......... 1999  46,153                       250,000         -0-
 President & C.E.O.

John S. Anderegg, Jr. .. 1999 195,000           58,067                    2,400
 Chairman                1998 195,000           58,067                    2,400
                         1997 195,000           58,067                    2,375

Virginia A. Lavery...... 1999 110,108                        10,000       1,652
 Acting C.F.O.           1998  43,115                         5,000         647

John L. Wilkinson....... 1999 160,000                                     2,400
 V.P. of Human Resources 1998 145,000  7,000                  6,000       2,362
 & Clerk                 1997 142,000                                     2,126

Chester Ju.............. 1999 175,000 15,000                 10,000       2,400
 V.P. of Encoder and     1998 170,000 20,000                 12,000       2,400
 Metrigraphics Division  1997 160,000 40,000                 13,200       2,375

--------
(1) Consists of distributions from the company's Defined Benefit Pension Plan.
(2) Consists of employer's match for the 401(K) plan.
(3) In November 1999, Mr. Rand retired and Mr. Regan joined the company as President and C.E.O.

Option Grants in Last Fiscal Year

  The table below shows information regarding grants of stock options, if any, made to the named executives during fiscal 1999. The amounts shown for each of the named executives as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the full term of the options, pursuant to applicable Securities and Exchange Commission regulations. Actual gains, if any, on option exercises are dependent on the future performance of the Common Stock and overall stock market conditions.

                                 Individual Grants         Potential Realizable Value
                         --------------------------------- at Assumed Annual Rates of
                                      % of Total            Stock Price Appreciation
                                       Options    Exercise      for Option Term
                                      Granted to   or Base --------------------------
                           Options   Employees in  Price   Expiration
                         Granted ($) Fiscal Year   ($/Sh)     Date    5% ($)  10% ($)
                         ----------- ------------ -------- ---------- ------- -------
Chester Ju..............    12,000         4%       4.75     2/16/09   92,847 147,843
James P. Regan..........   250,000        82%       4.44    11/01/09  361,615 575,811
Virginia A. Lavery......    10,000         3%       4.00     8/27/09   65,156 103,750

--------
(1) Options normally become exercisable 1/3 each year, commencing on the first anniversary of the grant, with full vesting on the third anniversary. Mr. Regan's options become exercisable at the rate of (20%) on the date of grant and on each of the first four anniversaries thereof.

                Aggregated Option Exercises In Last Fiscal Year
                       And Fiscal Year-End Option Values

  The following table presents the value of unexercised options held by the named executive officers at fiscal year-end. John S. Anderegg, Jr. did not hold any options during 1999.

                                                       Number of Shares      Value of
                                                          Underlying        Unexercised
                                                          Unexercised      In-the-Money
                                                          Options at        Options at
                           Options Exercised in 1999     12/31/99 (#)     12/31/99 ($)(1)
                         ----------------------------- ----------------- -----------------
                         Shares Acquired     Value      Exercisable/(E)   Exercisable/(E)
   Name                  on Exercise (#)  Realized ($) Unexercisable (U) Unexercisable (U)
   ----                  --------------- ------------- ----------------- -----------------
James P. Regan..........        --             --           50,000E          203,000E
                                --             --          200,000U               --U
John L. Wilkinson.......        --             --           11,920E           42,570E
                                --             --            2,000U               --U
Chester Ju..............        --             --           83,933E          215,399E
                                --             --           14,667U               --U
Virginia A. Lavery......        --             --            1,667E            7,501E
                                --             --           13,333U               --U

--------
(1) Based on market value at 12/31/99 of $8.50 per share less respective exercise prices.

Pension Plan

  The following table sets forth the annual benefits payable as a life annuity which would be payable under the company's noncontributory defined benefit Pension Plan at normal retirement at age 65 to participants having the years of service and average annual earnings as indicated in the table, assuming all such participants attained age 65 in 1999:

                    ESTIMATED ANNUAL BENEFIT FOR YEAR 1999

       Average         Estimated Annual Benefit For Indicated Years of Service
       Annual         -------------------------------------------------------------
      Earnings             15            20            25          30 or more
      --------        ------------- ------------- ------------- -------------------
$100,000............. $      16,782 $      22,376 $      27,970  $      33,564
$125,000............. $      21,782 $      29,043 $      36,303  $      43,564
$150,000............. $      26,782 $      35,709 $      44,636  $      53,564
$170,000*............ $      30,782 $      41,042 $      51,303  $      61,563

Frozen Benefit--Accrued through
 12/31/93:

$175,000............. $      31,782 $      42,376 $      52,969  $      63,563
$200,000............. $      36,782 $      49,042 $      61,303  $      73,563
$225,000............. $      41,781 $      55,709 $      69,636  $      83,563
$235,840............. $      43,949 $      58,599 $      73,249  $      87,899

--------
*The maximum Plan Compensation for 1999 is $170,000.

  Employees are entitled to the greater of: the benefit accrued through December 31, 1993 (with wages capped at each year's IRS limit) or the benefit based on wages up to the $170,000 wage cap.

  As of March 10, 2000, Messrs. Anderegg, Ju, Wilkinson and Regan had 43, 19, 18 and 0 years of service, respectively, for purposes of the Pension Plan.

  All employees of the company who complete a year of service, including the individuals named in the compensation table above, are eligible to earn benefits under the Pension Plan. Upon a participant's retirement, the benefits payable under the Pension Plan vary depending upon the participant's age at retirement, years of service with the company and average annual earnings for the five consecutive highest years of service in the ten years prior to termination. The amount of annual retirement benefits is determined by a formula which applies years of service to a basic defined benefit, which, in the case of a participant with at least 30 years of service, is .683% of the average of the participant's five highest consecutive years of compensation in the last ten years worked plus .65% of such average annual earnings which exceed Social Security covered compensation, but not less than (a) $60 multiplied by his or her years of service or (b) the benefit which had accrued as of December 31, 1987 under the company's prior retirement program. Compensation reflects the amounts shown under the salary and the bonus columns in the Summary Compensation Table. The Pension Plan limits the compensation taken into account for purposes of determining the benefit under the Pension Plan to the maximum amount permissible under the Internal Revenue Code, which for 1999 was $170,000. Social Security Covered Compensation means the dollar amount which represents the average of the maximum wages subject to Social Security tax for each year of the participant's working career. The benefits under the Pension Plan are payable in various annuity forms and are subject to maximum limits in certain circumstances.

  The company has a supplemental retirement Pension Agreement with its former President and Chief Executive Officer, Albert Rand, who retired during 1999, that calls for monthly payments of $4,760, beginning on the sixth anniversary of his retirement and terminating on his death.

Employment Contracts and Change in Control Arrangements

  The company has a severance agreement with Mr. Anderegg. Under this agreement, the company agrees to pay severance benefits to Mr. Anderegg if his employment is terminated for any reason other than for cause (as defined in the agreement) or if the executive terminates his employment as a result of a specified justification, within two years following a change of control of the company. Under the agreement, he is entitled to a severance payment equal to 299% of his average annual base salary and bonus for the two calendar years immediately prior to a change and certain other benefits, including the acceleration of outstanding stock options, and continued participation for up to three years in life, accident, medical, health and other similar plans and programs in which the executive participated prior to the change in control. At the option of the executive, the payments or benefits payable under the agreement may be decreased to the extent necessary to avoid any excise taxes payable as a result of the severance benefits. Such severance payments would not be reduced for compensation received by the executive from any new employment.

  The company has an employment agreement with Mr. Regan providing for his full-time employment as president, chief executive officer and a director at a base salary of $300,000 per year. Mr. Regan is eligible for an annual incentive bonus of up to 75% of his base salary. The agreement precludes Mr. Regan from competing with the company for one year after the cessation of his employment. The agreement may be terminated by either party on six month's notice. If Mr. Regan's employment is terminated by the company other than for cause or by Mr. Regan with good reason (unless he is covered by the change of control agreement described below), the company will continue to pay Mr. Regan's base salary and to provide his health and life insurance for twelve months, and all of his options will vest and remain exercisable for one year.

  The company's change of control agreement with Mr. Regan provides him with benefits if his employment with the company is terminated, other than for cause or his disability or death, or if he resigns for good reason within 24 months of any change of control of the company. Upon such a termination, (i) the company will pay Mr. Regan an amount equal to two times his annual base salary at the rate in effect immediately prior to the date of termination or immediately prior to the change of control, whichever is higher, plus his target bonus compensation for the fiscal year during which the termination of employment occurs or in effect immediately prior to the change of control, whichever is higher;(ii) any stock, stock option or other awards will immediately vest and remain exercisable for the lesser of four years or their original term; and (iii) the company will continue to insure Mr. Regan and his dependents in the company's life and medical insurance plans for up to two years after termination or the date Mr. Regan is eligible to receive substantially equivalent life and medical benefits under another employer-provided plan. If any payment or benefit provided by the company under the agreement will be subject to an excise tax under Section 4999 of the Internal Revenue Code, the company will provide Mr. Regan with a payment to cover such tax.

 .

Consulting Agreement

  The company has a post-employment consulting agreement with Albert Rand, its retired President and Chief Executive Officer. Compensation under this agreement will be $60,000 annually through November 3, 2004.

Report of the Compensation Committee of the Board of Directors

  The Compensation Committee of the Board of Directors (the "Committee") administers the company's executive compensation program. The Committee is composed of Dr. Francis J. Aguilar and Mr. Martin V. Joyce, both of whom are independent non-employee directors and who have no "interlocking" relationships as defined by the Securities and Exchange Commission. The Committee meets formally and consults informally during the year. The Committee is responsible for recommending to the Board of Directors the compensation of all the officers of the company and for reviewing the design and effectiveness of executive compensation policies. All awards under the company's 1993 Equity Incentive Plan and the 2000 Incentive Plan are made by the Committee.

Compensation Philosophy and Objectives

  The company's executive compensation program consists of base salary, potential cash bonus incentives and long-term incentives in the form of stock options. Its objectives are fourfold:

  . Provide base compensation that enables the company to attract and retain key executives.
  . Provide executive officers with total direct remuneration which is competitive with similarly sized companies for comparable performance.
  . Reward executives for outstanding achievements which clearly benefit the company.
  . Align the interest of the company's executives with the long-term interests of shareholders.

  The executive compensation program provides an overall level of compensation opportunity, which the Committee believes, is competitive with other companies of comparable size and complexity. Actual compensation will vary with annual and long-term company performance, as well as individual performance and longevity, and hence may be greater or less than actual compensation at other companies. The Committee uses its discretion to establish executive compensation at levels, which in its judgment are warranted by external or internal factors as well as an executive's individual circumstances. In arriving at what it considers appropriate levels and components of compensation, the Committee utilizes industry compensation data provided by nationally recognized compensation information sources evaluates the cost to replace the executive and the particular executive's level of achievement and responsibility with the company.

Executive Compensation Program Components

  The particular elements of the compensation program are discussed more fully below:

  Base Salary. The Committee maintains base salary levels for executives that, based on its analysis of pertinent compensation data, are competitive with other companies of comparable size and complexity.

  Base salaries of executives are determined by the potential impact of the individual on the company and its performance, salaries paid by other companies for comparable positions, individual performance against goals and the overall performance of the company.

  Cash Bonuses. From time to time the Committee approved cash bonuses as a means of rewarding executives (and other employees) for significant company and individual performance. These cash awards have not been based on a specific formula; rather, they were intended to be compensation in recognition of outstanding accomplishments that resulted in clearly quantitative or qualitative benefit to the company. Under the recently approved FY2000 Management Incentive Plan, certain executives and managers will be eligible to receive incentive awards upon the achievement of specific corporate, business unit and individual goals and objectives.

  Long-Term Incentives. Long-term incentives are provided in the form of stock options, both Incentive Stock Options and Non- Qualified Options, Restricted and Unrestricted Stock Awards, Stock Appreciation Rights and Deferred Stock Awards. The Committee and the Board of Directors believe that management's ownership of a significant equity interest in the company aligns the long-term interests of management and shareholders and is an important incentive and contributing factor toward building shareholder value. Stock options, therefore, are granted at the market value of the common stock on date of grant. The value to be realized by the executive from a stock option grant depends on increases in the market price of the company's common stock during the term of the option. The vesting of stock options, generally over a three-year period, also serves as a means of retaining the executives. Grants of stock options are made by the Committee in its discretion based both upon the executive's actual contribution to the company's current performance and his expected contribution toward meeting the company's long-term financial/strategic goals.

CEO Compensation

  Mr. Regan joined the company as its Chief Executive Officer in November of 1999. In determining his employment agreement, the Board took into consideration various factors including the above-described compensation philosophy, information with respect to chief executive compensation for companies of comparable size in similar industries, advice of the company's executive recruiting firm, the company's financial condition and the desire to induce Mr. Regan to join the company. Under his employment agreement, Mr. Regan was paid a base salary at the rate of $300,000 for 1999, is eligible for an annual incentive bonus of up to 75% of his base salary, and was granted an option to purchase 250,000 shares.

  The company's retired Chief Executive Officer, Mr. Rand, was paid the same base salary rate in 1999 as in 1998 and received a $40,000 bonus in 1999 for service performed in 1998.

                                          The Compensation Committee
                                          of the Board of Directors:
                                          Francis J. Aguilar
                                          Martin V. Joyce

Performance Graph

  The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 30, 1994 in each of (i) the company's Common Stock, (ii) the NASDAQ Stock Market--Composite U.S. Index and (iii) a Peer Group of companies as listed below:

                             [GRAPH APPEARS HERE]

                                    LEGEND

                                     Dynamics
                                     Research        NASDAQ       Peer
                                    Corporation     Composite     Group
1994..........................         100             100         100
1995..........................         309             141         189
1996..........................         336             174         174
1997..........................         470             213         148
1998..........................         282             300         124
1999..........................         408             556         450

Companies in Self-Determined Peer Group:

     B T G Inc.                CACI International Inc.
     G R C International       Nichols Research Corp.
     Titan Corp.

Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.00 on 12/30/1994.

                                 AUDIT MATTERS

  Upon the recommendation of the Audit Committee, the Board of Directors has selected Arthur Andersen LLP, certified public accountants, as auditors for the company for the fiscal year ending December 31, 2000. Arthur Andersen LLP has served as the company's independent auditors since 1957. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if desired and to respond to appropriate questions.

                               OTHER INFORMATION

Stockholder Proposals for 2001 Annual Meeting of Stockholders

  Proposals of stockholders submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for consideration at the 2001 Annual Meeting of Stockholders must be received by the company no later than November 10, 2000 in order to be considered for inclusion in the company's proxy materials for that meeting.

  For proposals that stockholders intend to present at the 2001 Annual Meeting of Stockholders that will not be included in the company's proxy materials, if the stockholder fails to notify the company of such intent on or before February 16, 2001, then the proxies that management solicits for the 2001 Annual Meeting will include discretionary authority to vote on the stockholder's proposal, if it is properly presented at the meeting.

Other Business

  The Board of Directors does not know of any business which will be presented to the Annual Meeting other than that referred to in the accompanying notice. If other business properly comes before the Annual Meeting, it is intended that the proxies will be voted in the discretion of the persons voting the proxies unless specific instructions to the contrary are given.

Form 10-K and Annual Report to Stockholders

  A copy of the company's annual report on Form 10-K filed with the Securities and Exchange Commission is available to stockholders without charge by writing to the Treasurer's office, Dynamics Research Corporation, 60 Frontage Road, Andover, Massachusetts 01810-5498. A copy of the company's Annual Report to Stockholders accompanies this proxy statement.

                                          By the Order of the Board of
                                           Directors

                                          Alan R. Cormier
                                          Clerk

Andover, Massachusetts
March 28, 2000

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                         DYNAMICS RESEARCH CORPORATION

                                April 25, 2000


                Please Detach and Mail in the Envelope Provided
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


A  [X]  PLEASE MARK YOUR
        VOTES AS IN THIS
        EXAMPLE.

                          FOR all nominees         WITHHOLD
                          listed at right          AUTHORITY
                            (except as         to vote for all
                           marked to the           nominees
                          contrary below)      listed at right
                                                                 Nominees:
1. Fixing the number           [_]                  [_]          Martin V. Joyce, Jr.
   of Directors and                                              General James P. Mullins
   Election of the
   Class I Directors

To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.

------------------------------------------------

                                             FOR        AGAINST     ABSTAIN
2. To amend the provisions of the            [_]          [_]         [_]
   Company's Articles of Organization
   relative to preferred stock.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. EVERY PROPERLY SIGNED
PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, PROXIES WILL
BE VOTED FOR THE ITEM SET FORTH ABOVE. IN THEIR DISCRETION, THE PROXIES
ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE
THE MEETING.

Signature                    Signature                    Date             ,2000
          ------------------           ------------------      ------------
NOTE: Please mark, date and sign as your name appears hereon and return in the enclosed envelope. If signing as an attorney, executor, administrator, trustee, guardian or other representative capacity, please give your full title as such.

                                     PROXY

                         DYNAMICS RESEARCH CORPORATION

                Annual Meeting of Stockholders - April 25, 2000

     The undersigned hereby appoints John S. Anderegg, Jr., James P. Regan and Alan R. Cormier, and each of them as proxies, with full power of substitution and re-substitution to each, and hereby authorizes them to represent and to vote as designated on the reverse side, at the Annual Meeting of Stockholders of Dynamics Research Corporation (the "Company") on April 25, 2000 at 3:30 P.M. Boston time, and at any adjournments thereof, all of the shares of the Company which the undersigned would be entitled to vote if personally present.

                        (To Be Signed On Reverse Side.)